Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

FENNEC PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value per share	Rule 457(c)	3,914,850 (2)	$9.50 (3)	$37,191,075.00 (3)	.0001102	$4,098.46
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$37,191,075.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$4,098.46

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement to which this exhibit relates (the “Registration Statement) also covers an indeterminate number of additional common shares that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents common shares of Fennec Pharmaceuticals Inc. (the “Registrant”) to be offered for resale by the selling stockholder named in the Registration Statement. Consists of up to 3,781,654 common shares issuable upon the potential conversion of $25 million of senior secured floating rate convertible notes held by the selling stockholder and up to 133,196 common shares issuable upon the potential exercise of warrants to purchase common shares held by the selling stockholder.
(3)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common shares as reported on The Nasdaq Stock Market LLC on November 28, 2022.